STOCK OPTION AGREEMENT
                             ----------------------

                  FOR INCENTIVE STOCK OPTIONS UNDER SECTION 422
                          OF THE INTERNAL REVENUE CODE
                                 PURSUANT TO THE
                             EUREKA FINANCIAL CORP.
                             1999 STOCK OPTION PLAN
                             ----------------------

                           FOR OFFICERS AND EMPLOYEES

         STOCK OPTIONS for a total of _____ shares of Common Stock of Eureka Financial Corp. (the "Company"), which Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, is hereby granted to _______________(the "Optionee"), at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 1999 Stock Option Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1. Option Price. The Option price is $_____ for each Share,  being 100%
            ------------
of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

         2. Exercises of Option.  This Option shall be exercisable in accordance
            -------------------
with provisions of the Plan, provided the holder of such Option is an employee, director or director emeritus of the Company as of such date, as follows:

                  (a)      Schedule of Rights to Exercise.

                                                                  Percentage of
                                                                  Total Shares
                                                                  Awarded Which
                                                                Are Exercisable/
                                Date              Options        Non-forfeitable
                                ----              -------        ---------------
Upon grant.....................................      0                 0%
As of July 19, 2000............................    _____               20%
As of July 19, 2001............................    _____               40%
As of July 19, 2002............................    _____               60%
As of July 19, 2003............................    _____               80%
As of July 19, 2004............................    _____              100%

         Options awarded to the Optionee shall continue to vest annually during such period that he serves as an employee, director or director emeritus of the Eureka Bank (the "Bank") or the Company. Notwithstanding any provisions in this
Section 2, in no event shall this Option be exercisable prior to six months following the date of grant. Options shall be 100% vested and exercisable upon the death or disability of the Optionee.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                           (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                           (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                           (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                           (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by certified or bank cashier's or teller's check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in
            -----------------------------
any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option.  This Option may not be exercised more than ten (10)
            --------------
years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Related  Matters.  Notwithstanding  anything herein to the contrary,
            ----------------
additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.


                                                    Eureka Financial Corp.



Date of Grant:  __________ __, _____              By:  _________________________



Attest:



________________________________

[SEAL]

                      INCENTIVE STOCK OPTION EXERCISE FORM
                      ------------------------------------

                                 PURSUANT TO THE
                             EUREKA FINANCIAL CORP.
                             1999 STOCK OPTION PLAN


                                                        ------------------------
                                                        (Date)

Eureka Financial Corp.
3455 Forbes Avenue at McKee Place
Pittsburgh, Pennsylvania 15213-3253

Dear Sir:

         The undersigned elects to exercise the Incentive Stock Option to purchase __________ shares of Common Stock of Eureka Financial Corp. under and pursuant to a Stock Option Agreement dated ________________.

         Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.


                   $                      of cash or check
                    ------------
                                          of Common Stock
                    ------------
                   $                      Total
                    ============

         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name
                  -----------------------------
         Address
                  -----------------------------
         Social Security Number
                                  -----------------------------

                                                  Very truly yours,


                                                  ------------------------------

                             STOCK OPTION AGREEMENT
                             ----------------------

                         FOR NON-INCENTIVE STOCK OPTIONS
                                 PURSUANT TO THE
                             EUREKA FINANCIAL CORP.
                             1999 STOCK OPTION PLAN
                             ----------------------

                             NON-EMPLOYEE DIRECTORS



         STOCK OPTIONS for a total of ___________ shares of Common Stock of Eureka Financial Corp. (the "Company") is hereby granted to ________________ (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 1999 Stock Option Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged. Such Stock Options do not comply with
                                                                 ---
Options granted under Section 422 of the Internal Revenue Code of 1986, as amended.

         1. Option  Price.  The Option price is $_______  for each Share,  being
            -------------
100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

         2. Exercise of Option.  This Option shall be  exercisable in accordance
            ------------------
with provisions of the Plan as follows:

            (a)   Schedule of Rights to Exercise.

                                                                  Percentage of
                                                                  Total Shares
                                                                  Awarded Which
                                                                Are Exercisable/
                                Date              Options        Non-forfeitable
                                ----              -------        ---------------
Upon grant.....................................      0                 0%
As of July 19, 2000............................    _____               20%
As of July 19, 2001............................    _____               40%
As of July 19, 2002............................    _____               60%
As of July 19, 2003............................    _____               80%
As of July 19, 2004............................    _____              100%

         Options shall continue to vest annually provided that such holder remains a director or director's emeritus of the Eureka Bank (the "Bank") or the Company. Notwithstanding any provisions in this Section 2, in no event shall this Option be exercisable prior to six months following the date of grant. Options shall be 100% vested and exercisable upon the death or disability of the Optionee.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                           (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                           (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                           (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                           (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in
            -----------------------------
any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option.  This Option may not be exercised more than ten (10)
            --------------
years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Related  Matters.  Notwithstanding  anything herein to the contrary,
            ----------------
additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.

                                                    Eureka Financial Corp.



Date of Grant:  __________ __, _____              By:  _________________________



Attest:



________________________________

[SEAL]

                    NON-INCENTIVE STOCK OPTION EXERCISE FORM
                    ----------------------------------------

                                 PURSUANT TO THE
                             EUREKA FINANCIAL CORP.
                             1999 STOCK OPTION PLAN


                                                        ------------------------
                                                        (Date)


Eureka Financial Corp.
3455 Forbes Avenue at McKee Place
Pittsburgh, Pennsylvania 15213-3253

Dear Sir:

         The undersigned elects to exercise the Non-Incentive Stock Option to purchase _____________ shares of Common Stock of Eureka Financial Corp. under and pursuant to a Stock Option Agreement dated _________________.

         Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.

                   $                      of cash or check
                    ------------
                                          of Common Stock
                    ------------
                   $                      Total
                    ============

         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name
                  -----------------------------
         Address
                  -----------------------------
         Social Security Number
                                  -----------------------------

                                                    Very truly yours,




                                                    ----------------------------